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                                  STATE OF UTAH

                             Department of Commerce

                           CERTIFICATION OF EXISTENCE
                            AND GOOD STANDING STATUS

THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE HEREBY
CERTIFIES THAT

                               NORSTAR GROUP, INC.

is a Utah corporation and is qualified to transact business in the State of Utah, and that its most recent annual report required by Utah Code Annotated
Section 16-10a-1607 has been filed, and Articles of Dissolution have not been filed. The Corporation was duly incorporated in Utah pursuant to Utah Code Annotated Section 16-10a-203 on MARCH 10, 1961 and is currently in good standing, as appears in the records of the Division.

This certification is not intended to reflect the financial condition, business activity or practices of this corporation.
File Number: CO 037880

                                            Dated this 12th day
[SEAL OF STATE OF UTAH APPEARS HERE]
                                            of  October, 1999

                                            /s/ Lorena P. Riffo
                                            -----------------------------------
                                            Lorena P. Riffo
                                            Division Director of
                                            Corporations and Commercial Code